                                                                    EXHIBIT 10.6


                AMENDMENT TO RESTRICTED STOCK PURCHASE AGREEMENT

        THIS AMENDMENT TO RESTRICTED STOCK PURCHASE AGREEMENT (this "STOCK AMENDMENT") is entered into as of November 24, 1999 (the "EFFECTIVE DATE") by and between David H. Hoffmann ("PURCHASER") and EPS Solutions Corporation, a Delaware corporation (the "COMPANY").

        A. Purchaser and the Company entered into that certain Restricted Stock Purchase Agreement dated as of September 1, 1999 (the "STOCK AGREEMENT") pursuant to which Purchaser acquired 857,142 shares of Series A Common Stock of the Company (the "SHARES") that are subject to restrictions and vest based upon continued employment of Purchaser with the Company or its subsidiaries.

        B. In connection with Purchaser's assumption of the duties of Chief Executive Officer and in order to reward Purchaser for his leadership in transitioning management of the Company from its founders, Purchaser and the Company desire to amend certain provisions of the Stock Agreement as set forth herein.

        THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and the Company hereby agree as follows:

              1. Schedule 4 to the Stock Agreement is hereby amended to read in its entirety as set forth on Schedule 4 attached hereto.

              2. Purchaser hereby makes to the Company with respect to the Shares and the Stock Agreement the same acknowledgement as is set forth in the last sentence of Section 4.5 of the Restricted Stock Purchase Agreement entered into by Purchaser and the Company as of November 24, 1999.

              3. This Stock Amendment, and the Stock Agreement as amended hereby, supersede all prior agreements related to the subject matter hereof and thereof.

              4. This Stock Amendment may be executed in counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to Employment Agreement as of the date set forth above.

PURCHASER                              EPS SOLUTIONS CORPORATION


   /s/  DAVID H. HOFFMANN              By: /s/ MARK C. COLEMAN
--------------------------------          -----------------------------------
David H. Hoffmann                      Name: Mark C. Coleman
                                            ---------------------------------
                                       Title: EVP/CFO
                                             --------------------------------


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                                   SCHEDULE 4 TO

                AMENDMENT TO RESTRICTED STOCK PURCHASE AGREEMENT

                                VESTING SCHEDULE

        The Shares consist of 857,142 "EMPLOYMENT SHARES."

EMPLOYMENT SHARES

        Subject to the terms and conditions described in this Agreement, the Restrictions applicable to the Employment Shares will lapse and the Employment Shares will vest in installments as described below, provided, however, that except as set forth in this Schedule 4, in order for Employment Shares eligible to vest for any Measurement Period to vest, the Purchaser must have remained an employee of the Employer from the date hereof through the last day of that Measurement Period.

        On the last day of each of the Measurement Periods set forth in the table below, if the Purchaser has remained an employee of the Employer from the date hereof through the last day of such Measurement Period, the Restrictions will lapse with respect to such number of Employment Shares as is equal to the product of the Vesting Percentage corresponding to that Measurement Period and the total number of Employment Shares.

                                                             VESTING
MEASUREMENT PERIOD                                          PERCENTAGE
------------------                                          ----------
September 1, 1999 - December 31, 1999                           50%
January 1, 2000 - December 31, 2000                             25%
January 1, 2001 - December 31, 2001                             25%

VESTING UPON CERTAIN TERMINATION OF EMPLOYMENT

        If employment of the Purchaser with the Employer is terminated by the Employer without "Cause" or by the Purchaser with "Good Reason" (each as defined in the Employment Agreement), the Restrictions will immediately lapse and vesting will immediately occur with respect to all of the Shares not already vested. If the employment of the Purchaser is terminated as a result of the Purchaser's "Disability" (as defined in the Employment Agreement) or as a result of the Purchaser's death, the Restrictions will immediately lapse with respect to half of the Shares not then already vested.

FRACTIONAL SHARES

        Fractional vested Shares will be carried forward and combined to constitute whole vested Shares that can be issued, or repurchased by the Company or its assignee at fair market value on the date of repurchase.